As filed with the Securities and Exchange Commission on July 18, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST WESTERN FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	6022	37-1442266
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification No.)	(I.R.S. Employer Identification No.)

1900 16th Street, Suite 1200

Denver, Colorado 80202

(303) 531-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott C. Wylie

Chairman, Chief Executive Officer and President

1900 16th Street, Suite 1200

Denver, Colorado 80202

(303) 531-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael G. Keeley, Esq. Paul Conneely, Esq. Norton Rose Fulbright US LLP 2200 Ross Ave., Suite 3600 Dallas, TX 75201 (214) 855-3906 (214) 855-8200 (facsimile)	Brian H. Blaney, Esq. Katherine A. Beck, Esq. Greenberg Traurig, LLP 2375 East Camelback Road, Suite 700 Phoenix, AZ 85016 (602) 445-8322 (602) 445-8603 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☒ File No. 333-225719

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer ☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, no par value	143,750	$19.00	$2,731,250	$340

(1)           Represents only the additional number of shares of common stock being registered and includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-225719).

(2)           Based upon the public offering price.

(3)           Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.  The Registrant previously paid $3,113 for the registration of $25,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on June 19, 2018 (File No. 333-225719) and $2,449 for the registration of an additional $19,677,500 of proposed maximum aggregate offering price in the filing of Amendment No. 2 to the Registration Statement on July 9, 2018 (File No. 333-225719).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation by Reference

This Registration Statement is being filed with respect to the registration of additional shares of common stock, no par value, of First Western Financial, Inc., a Colorado corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Registration No. 333-225719), initially filed by First Western Financial, Inc. with the Securities and Exchange Commission on June 19, 2018, as amended by Amendment No. 1 thereto filed on July 3, 2018 and Amendment No. 2 thereto filed on July 9, 2018, and which was declared effective on July 18, 2018, including the exhibits thereto, are incorporated herein by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

All exhibits previously filed or incorporated by reference in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-225719), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Norton Rose Fulbright US LLP*

23.1	Consent of Norton Rose Fulbright US LLP (included as part of Exhibit 5.1 hereto)*

23.2	Consent of Crowe LLP*

23.3	Consent of Fortner, Bayens, Levkulich & Garrison, P.C.*

24.1

Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-225719) filed with the Securities and Exchange Commission on June 19, 2018, and incorporated herein by reference)

*                                         Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Denver, Colorado, on the 18th day of July, 2018.

FIRST WESTERN FINANCIAL, INC.

By:	/s/ Scott C. Wylie
Scott C. Wylie
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates set forth below.

Signature		Title	Date

By:	/s/ Scott C. Wylie	Chairman, Chief Executive Officer and President (Principal Executive Officer)	July 18, 2018
Scott C. Wylie

By:	/s/ Julie. A Courkamp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 18, 2018
Julie A. Courkamp

By:	*	Director	July 18, 2018
Julie A. Caponi

By:	*	Director	July 18, 2018
David R. Duncan

By:	*	Director	July 18, 2018
Thomas A. Gart

By:	*	Director	July 18, 2018
Patrick H. Hamill

By:	*	Director	July 18, 2018
Luke A. Latimer

By:	*	Director	July 18, 2018
Eric D. Sipf

By:	*	Director	July 18, 2018
Mark L. Smith

Signature		Title	Date

By:	*	Director	July 18, 2018
Joseph C. Zimlich

*By:	/s/ Scott C. Wylie
Scott C. Wylie
Attorney-in-Fact